INDEPENDENT AUDITORS' CONSENT

Oppenheimer Strategic Income Fund:

We hereby consent to the use in this Post-Effective Amendment No. 16 to Registration Statement No. 33-28598 of our report dated October 21, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
January 14, 1998